UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):

October 19, 2009

Unigene Laboratories, Inc.

(Exact name of registrant as specified in its charter)

Delaware	0-16005	22-2328609
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

81 Fulton Street, Boonton, New Jersey	07005
(Address of principal executive offices)	(Zip Code)

(973) 265-1100

(Registrant’s telephone number, including area code)

Not Applicable

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01	Entry into a Material Definitive Agreement.

On October 19, 2009 (the “Closing Date”), Unigene Laboratories, Inc. (the “Company”) entered into a License Agreement (the “License Agreement”) by and between the Company and Tarsa Therapeutics, Inc. (“Tarsa”). Under the terms of the License Agreement, on the Closing Date, the Company (i) granted to Tarsa an exclusive license to certain oral calcitonin and other intellectual property rights to develop and commercialize the Company’s oral calcitonin product and certain other technologies (the “Licensed Products”) pursuant to the terms thereof and (ii) transferred and assigned to Tarsa the Company’s rights, title and interest in certain related assets owned, licensed or held by the Company relating to the Licensed Products (the transactions described in clauses (i) and (ii) being referred to herein collectively as the “Contribution”).

Initially the Company’s licensee for the manufacture of calcitonin will manufacture all calcitonin API for the Licensed Products pursuant to manufacturing rights licensed to the licensee by the Company. Pursuant to the terms of the License Agreement, the Company will grant to Tarsa the right to manufacture calcitonin API in the event the license granted by the Company to its licensee terminates and in other limited circumstances.

Under the License Agreement, the Company will receive from Tarsa an aggregate amount of approximately $9.0 million, which represents reimbursement of certain documented out-of-pocket third party costs directly related to execution of the Company’s Phase III oral calcitonin clinical trial and certain other documented out-of-pocket costs. Tarsa shall be solely responsible for all costs and expenses incurred after the Closing Date by Tarsa or the Company relating to such Phase III clinical trial. In addition, the Company could receive milestone payments from Tarsa, as well as royalty payments based on commercial sales of Licensed Products. The royalty rate increases if certain sales milestones are achieved.

In connection with the License Agreement, on the Closing Date, the Company and Tarsa also entered into a Contribution Agreement (the “Contribution Agreement”), pursuant to which Tarsa issued and delivered directly to the Company 9,215,000 shares of its common stock, par value $0.0001 per share, in exchange for the Contribution by the Company.

As disclosed on (i) a Current Report on Form 8-K filed by the Company with the Securities and Exchange Commission on October 6, 2008 and (ii) a Current Report on Form 8-K filed by the Company with the SEC on May 29, 2009, the Company entered into a Financing Agreement (the “Financing Agreement”) by and among the Company, Victory Park Management, LLC (“Victory Park”), as agent, and the Lenders signatories thereto (the “Lenders”), on September 30, 2008. Pursuant to a Pledge and Security Agreement, dated as of September 30, 2008, by and among the Company, Victory Park, as agent, and the Secured Parties named therein (the “Security Agreement” and together with the Financing Agreement, the “Victory Park Agreements”), the senior secured non-convertible term notes issued by the Company to the Lenders pursuant to the Financing Agreement are secured by a first priority lien on all current and future assets of the Company.

In connection with the License Agreement and the Contribution Agreement described above, and pursuant to the terms of the Victory Park Agreements, on the Closing Date, the Company entered into (a) an Omnibus Amendment (the “Omnibus Amendment”) with Victory Park, as agent, and the Holders named therein, to amend certain terms of the Victory Park Agreements to enable the Company to enter into the License Agreement and the Contribution Agreement and (b) a Collateral Assignment of Agreement with Victory Park (the “Collateral Assignment” and together with the Omnibus Amendment, the “Victory Park Amendments”), pursuant to which the Company assigned to Victory Park, as agent, as additional security for the Obligations (as defined in the Financing Agreement), all of its rights and remedies under the License Agreement and certain other specified documents and agreements executed by the Company pursuant to the License Agreement.

In connection with the entering into of the Victory Park Amendments, on the Closing Date, the Company also entered into a Warrant Exchange Agreement (the “Warrant Exchange Agreement”), pursuant to which the Company issued and delivered 300,000 shares of its common stock, par value $0.01 per share (the “Common Stock”) to Victory Park Special Situations Master Fund, Ltd. (“VPC Fund”) in exchange for VPC Fund’s surrender to the Company of an existing warrant (the “VPC Warrant”) held by VPC Fund to purchase up to 1,000,000 shares of the Common Stock.

Section 3 – Securities and Trading Markets

Item 3.02	Unregistered Sales of Equity Securities.

(a) On the Closing Date, the Company issued 300,000 shares of the Common Stock to VPC Fund pursuant to the Warrant Exchange Agreement. The Company issued such shares in exchange for VPC Fund’s surrender of the VPC Warrant pursuant to an exemption from the registration requirements under Section 3(a)(9) of the Securities Act of 1933, as amended, and the rules promulgated thereunder.

Section 5 – Corporate Governance and Management

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) In connection with the execution of the License Agreement and the consummation of the other transactions described above, on the Closing Date, Dr. James P. Gilligan, the Company’s Vice President of Product Development and a named executive officer, was appointed Chief Scientific Officer of Tarsa. Dr. Gilligan will retain his current position with the Company but only on a part-time basis. As a result of Dr. Gilligan’s becoming a part-time employee on the Closing Date, his annual base salary has been reduced to $60,000.

Section 8 – Other Events

Item 8.01	Other Events.

On the Closing Date, the Company issued a press release announcing the execution of the License Agreement and certain of the other transactions described in Item 1.01 above. A copy of the press release issued by the Company is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Section 9 – Financial Statements and Exhibits

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Document Description

99.1	Press Release, dated October 20, 2009

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

UNIGENE LABORATORIES, INC.

By:	/S/ WARREN P. LEVY
Warren P. Levy, President

Date: October 20, 2009

Exhibit Index

Exhibit No.	Document Description

99.1	Press Release, dated October 20, 2009